Exhibit 99.1

ProAssurance

Sandler O'Neill
Financial Services Conference

Mr. Victor T. Adamo President & COO

June 8, 2006

Caution Regarding Forward Looking Statements This presentation contains historical information as well as forward-looking statements that are based upon our estimates and anticipation of future events that are subject to certain risks and uncertainties that could cause actual results to vary materially from the expected results described in the forward-looking statements. The words "anticipate," "believe," "estimate," "expect," "hopeful," "intend," "may," "optimistic," "preliminary," "project," "should," ""will," and similar expressions are intended to identify these forward-looking statements. There are numerous important factors that could cause our actual results to differ materially from those in the forward-looking statements. Thus, sentences and phrases that we use to convey our view of future events and trends are expressly designated as "forward-looking statements" as are sections of this news release clearly identified as giving our outlook on future business. The principal risk factors that may cause actual results to differ materially from t hose expressed in the forward-looking statements are described in various documents we file with the Securities and Exchange Commission, including our most recent Forms 10K and 10Q, and the Registration Statement filed on June 1, 2006. These forward-looking statements are subject to significant risks, assumptions and uncertainties, including, among other things, the following important factors that could affect the actual outcome of future events. Relating to the proposed transaction with PIC Wisconsin, we add the following specific cautions: The business of ProAssurance and PIC Wisconsin may not be combined successfully, or such combination may take longer to accomplish than expected; the cost savings from the merger may not be fully realized or may take longer to realize than expected; operating costs, customer loss and business disruption following the merger, including adverse effects on relationships with employees, may be greater than expected; restrictions on our ability to achieve continued growth through expansion into other states or through acquisitions or business combinations; and the stockholders of PIC Wisconsin may fail to approve the merger. . We urge you not to place undue reliance on any such forward-looking statements, which speak only as of the date made, and wish to advise readers that the factors listed above could affect our financial performance and could cause actual results for future periods to differ materially from any opinions or statements expressed with respect to periods in any current statements. We do not undertake and specifically decline any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to such statements or to reflect the occurrence of anticipated or unanticipated events. . Financial data for the medical malpractice segment for all periods prior to June, 2001 reflects Medical Assurance, Inc. data only, except where noted.

Focused on Professional liability Over 30,000 policyholders in 22 states and DC Majority are solo practitioners or in smaller groups Focus on the bottom line and shareholder value Superior results through careful underwriting, properpricing and effective claims handling Growing through M & A and careful expansion Successful M & A track record

Income Statement Highlights for Q1, 2006 Premium Growth of 11.5% Primarily due to NCRIC acquisition Validates our strategy of growth by M&A Book Value Up $4.01 to $28.60, primarily due to MEEMIC sale Cash flow from Continuing Operations: $115.8 million Rising Investment Income in millions Financial Strength 3/31/06 12/31/05 12/31/04 Total Assets $ 3,853 $3,342 $ 2,743 Shareholders' Equity $ 892 $765 $611 Net Income (Continuing Operations) $ 28 $ 80 $ 43 March 31, 2006, Audited

5 ProAssurance Growth StrategyProAssurance Growth StrategyWe grow when opportunities arise for profitable growth Hard Market Soft MarketM & A de novo Expansion Internal Growth M & A is preferable because of pricing pressure All avenues open because of pricing power

ProAssurance Growth Strategy Companies are available for many reasons Commitment to a shared vision of the future Medical Assurance & Professionals Group Financial challenges Example: NCRIC Shareholder value Example: PIC Wisconsin / liquidity Competitive pressures Capacity constraints

ProAssurance Growth Strategy Our preference is to grow in our footprint NCRIC and PIC Wisconsin We are focused on medical liability Doctor-founded companies with similar culture We can acquire without "breaking the bank" Stock trading at ~2x book value Cash flows at historically high levels We don't "bet the farm"

PIC Wisconsin Transaction National Scale - Local Orientation States of Origin or AcquisitionStates of Origin or Acquisition++ oooo ++ oo oo ++oo oooo ++ + oo+ ++ Expansion States PIC Wis States oClaims Offices + Claims / Underwriting Offices Corporate Headquarters Local knowledge is crucial for our shared success Extends our presence in the Upper Midwest Expands our geographical diversification

Market Opportunities We are the foremost writer in our states of operation We are market leaders in AL, DE, DC, OH and VA Strong Position in other states We continue to grow within our market footprint but will not "force" top line Leading Market Share Top 5 Market Share growth Top 10 Market Share Growing Market Share

Consistent Growth in Book Value per Share


CAGR (9/11/91 – 12/31/05) 14.6%
$3.67
$6.27
$8.56
$11.57
$13.92
$16.02
$17.49
$18.77
$20.92
$24.59
$28.60
1991
1993
1995
1997
1999
2001
2002
2003
2004
2005
Q1 2006

ProAssurance

10

December 31, 2005, Unaudited, Subject to Final Adjustments

Long-Term Return to Shareholders $52.00 11 $52. $21.19 $16.69 $4.12 $7.43 $13.22 $23.20 $28.69 $21.00 $32.15 $39. $48.64 00$21.19$16.69$4.12$7.43$13.22$23.20$28.69$21.00$32.15$39.11$48.64 Compound Annual Growth Rate: 19.3% Inception (9/11/91) - 12/31/05 Compound Annual Growth Rate: 19.3% Inception (9/11/91) -12/31/05 Q1 1991 1993 1995 1997 1999 2001 2003 2005 2006 Split Adjusted Stock Price at Each Year-End After Inception on 9/11/91